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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): June 4, 2004

                             MIV THERAPEUTICS, INC.
             (Exact name of registrant as specified in its charter)

          NEVADA                   000-30453                        n/a
(State or other jurisdiction      (Commission                  (IRS Employer
     of incorporation)            File Number)               Identification No.)

               1-8765 ASH STREET, VANCOUVER, B.C., CANADA V6P 6T3
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (604) 301-9545

                                       n/a
          (Former name or former address, if changes since last report)





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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

This item is not applicable.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

This item is not applicable.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

This item is not applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Moore Stephens Ellis Foster Ltd., Chartered Accountants (the "New Accountant") has been engaged as principle independent accountants for MIV Therapeutics, Inc. (the "Company") effective May 28, 2004 and until the New Accountant chooses to resign or the Company chooses to dismiss them. Moore Stephens Ellis Foster replaces Morgan & Company (the "Former Accountant") as principal independent accountants as of May 28, 2004. The decision to change accountants has been approved by the Company's board of directors.

The Former Accountant's reports on the Company's consolidated financial statements for each of the past two fiscal years ended May 31, 2003 and 2002 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except as indicated in the following paragraph.

The Former Accountant's reports on the consolidated financial statements of the Company for each of the past two fiscal years ended May 31, 2003 and 2002 contained a separate paragraph stating that "The accompanying consolidated financial statements have been prepared assuming that MIV Therapeutics Inc. will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, MIV Therapeutics Inc. has suffered losses from operations and has a working capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty."

In connection with the audits of the two most recent fiscal years ended May 31, 2003 and 2002 and through the subsequent interim period ending February 29, 2004, there were no disagreements with the Former Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of the Former Accountant would have caused them to make reference thereto in their reports on the financial statements for such years.

In connection with the audits of the two most recent fiscal years ended May 31, 2003 and 2002 and through the subsequent interim period ending February 29, 2004, there have been no reportable events as defined in paragraphs (a)(1)(v)(A) through (D) of Item 304 of Regulation S-K.

The Company has provided the Former Accountant with a copy of the foregoing disclosures and has requested in writing that the Former Accountant furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures. A copy of such letter has been filed as an exhibit to this report in accordance with Item 601 of Regulation S-K.

The Company has not consulted the New Accountants on the application of accounting principles to a specific completed or contemplated transaction, or on the type of audit opinion that might be rendered on the Company's financial statements, and neither written nor oral advice has been provided by the New Accountants that was an important factor considered by the Company in reaching any decision as to accounting, auditing or financial reporting issues.

The Company has requested the New Accountants review the foregoing disclosure and has provided the accountant the opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company's view, or the respects in which it does not agree with the statements made in response to this item. A copy of such letter has been filed as an exhibit to this report in accordance with Item 601 of Regulation S-K.


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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

This item is not applicable.

ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS

This item is not applicable.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.                Description

16.1     (1)      Letter from Morgan & Company dated May 28, 2004 regarding the change in the Company's Certifying Accountant.

16.2 Letter from Moore Stephens Ellis Foster Ltd., Chartered Accountants regarding the change in the Company's Certifying Accountant.

(1) Previously filed as an exhibit to the Company's 8-K, filed on June 4, 2004.

ITEM 8.  CHANGE IN FISCAL YEAR

This item is not applicable.

ITEM 9.  REGULATION FD DISCLOSURE

This item is not applicable.

ITEM 10. AMENDMENTS TO THE REGISTRAN'S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

This item is not applicable.

ITEM 11. TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT'S EMPLOYEE BENEFIT
         PLAN

This item is not applicable.

ITEM 12. RESULTS OF OPERATIONS OR FINANCIAL CONDITION

This item is not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIV THERAPEUTICS, INC.



/s/ Pat McGowan

Pat McGowan
CFO